Exhibit 99.3

CONSENT OF DIRECTOR NOMINEE

Pursuant to Rule 438 promulgated under the Securities Act of 1933, as amended, the undersigned hereby consents to the use of his name as a Director Nominee in the registration statement on Form S-11, and any amendments thereto, to be filed by AG Mortgage Investment Trust, Inc.

By:	/s/ James Voss
James Voss

March 28, 2011